Sub-Item 77Q1(e)


                                AMENDMENT NO. 16
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This amendment dated as of July 1, 2007, amends the Master Investment Advisory Agreement (the "Agreement"), dated May 1, 2000, between AIM Variable Insurance Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to permanently reduce the advisory payable by the AIM V.I. Basic Value Fund, AIM V.I. Dynamics Fund, AIM V.I. Financial Services Fund, AIM V.I. Global Health Care Fund, AIM V.I. Global Real Estate Fund, AIM V.I. Large Cap Growth Fund, AIM V.I. Leisure Fund, AIM V.I. Small Cap Equity Fund and AIM V.I. Technology Fund effective July 1, 2007;

     NOW, THEREFORE, the parties agree as follows:

     1. Appendix A and Appendix B to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

                                       EFFECTIVE DATE OF
            NAME OF FUND              ADVISORY AGREEMENT
            ------------              ------------------
AIM V.I. Basic Balanced Fund          May 1, 2000
AIM V.I. Basic Value Fund             September 10, 2001
AIM V.I. Capital Appreciation Fund    May 1, 2000
AIM V.I. Capital Development Fund     May 1, 2000
AIM V.I. Core Equity Fund             May 1, 2000
AIM V.I. Diversified Income Fund      May 1, 2000
AIM V.I. Dynamics Fund                April 30, 2004
AIM V.I. Financial Services Fund      April 30, 2004
AIM V.I. Global Health Care Fund      April 30, 2004
AIM V.I. Global Real Estate Fund      April 30, 2004
AIM V.I. Government Securities Fund   May 1, 2000
AIM V.I. High Yield Fund              May 1, 2000
AIM V.I. International Growth Fund    May 1, 2000
AIM V.I. Large Cap Growth Fund        September 1, 2003
AIM V.I. Leisure Fund                 April 30, 2004
AIM V.I. Mid Cap Core Equity Fund     September 10, 2001
AIM V.I. Money Market Fund            May 1, 2000
AIM V.I. Small Cap Equity Fund        September 1, 2003
AIM V.I. Technology Fund              April 30, 2004
AIM V.I. Utilities Fund               April 30, 2004

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                          AIM V.I. BASIC BALANCED FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $150 million ..      0.75%
Over $150 million ...      0.50%

                            AIM V.I. BASIC VALUE FUND
                         AIM V.I. LARGE CAP GROWTH FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $250 million ..      0.695%
Next $250 million ...       0.67%
Next $500 million ...      0.645%
Next $1.5 billion ...       0.62%
Next $2.5 billion ...      0.595%
Next $2.5 billion ...       0.57%
Next $2.5 billion ...      0.545%
Over $10 billion ....       0.52%

                       AIM V.I. CAPITAL APPRECIATION FUND
                            AIM V.I. CORE EQUITY FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $250 million ..      0.65%
Over $250 million ...      0.60%

                        AIM V.I. CAPITAL DEVELOPMENT FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $350 million ..       0.75%
Over $350 million ...      0.625%

                        AIM V.I. DIVERSIFIED INCOME FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $250 million ..      0.60%
Over $250 million ...      0.55%

                             AIM V.I. DYNAMICS FUND
                         AIM V.I. SMALL CAP EQUITY FUND

First $250 million ..      0.745%
Next $250 million ...       0.73%
Next $500 million ...      0.715%
Next $1.5 billion ...       0.70%
Next $2.5 billion ...      0.685%
Next $2.5 billion ...       0.67%
Next $2.5 billion ...      0.655%
Over $10 billion ....       0.64%

                        AIM V.I. FINANCIAL SERVICES FUND
                        AIM V.I. GLOBAL HEALTH CARE FUND
                        AIM V.I. GLOBAL REAL ESTATE FUND
                              AIM V.I. LEISURE FUND
                            AIM V.I. TECHNOLOGY FUND

                        ANNUAL RATE
                        -----------
First $250 million ..      0.75%
Next $250 million ...      0.74%
Next $500 million ...      0.73%
Next $1.5 billion ...      0.72%
Next $2.5 billion ...      0.71%
Next $2.5 billion ...      0.70%
Next $2.5 billion ...      0.69%
Over $10 billion ....      0.68%

                       AIM V.I. GOVERNMENT SECURITIES FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $250 million ..      0.50%
Over $250 million ...      0.45%

                            AIM V.I. HIGH YIELD FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $200 million ..      0.625%
Next $300 million ...       0.55%
Next $500 million ...       0.50%
Over $1 billion .....       0.45%

                       AIM V.I. INTERNATIONAL GROWTH FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $250 million ..      0.75%
Over $250 million ...      0.70%

                        AIM V.I. MID CAP CORE EQUITY FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $500 million ..      0.725%
Next $500 million ...      0.700%
Next $500 million ...      0.675%
Over $1.5 billion ...       0.65%

                           AIM V.I. MONEY MARKET FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $250 million ..      0.40%
Over $250 million ...      0.35%

                             AIM V.I. UTILITIES FUND

                        ANNUAL RATE
                        -----------
All Assets ..........      0.60%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)


                                        A I M ADVISORS, INC.


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)